Exhibit 5.1



                                       June 28, 2000



Ivex Packaging Corporation
100 Tri-State Drive, Suite 200
Lincolnshire, IL  60069

                   Re:  Registration Statement on Form S-8
                        of Ivex Packaging Corporation

Ladies and Gentlemen:

         We have acted as special counsel to Ivex Packaging Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), relating to the registration and issuance by the Company under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate of 1,500,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Company's 1999 Employee Stock Purchase Plan (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. We assume that the Company will have at the time of the issuance of any Shares under the Plan at least that number of authorized but unissued shares of Common Stock equal to the number of Shares to be issued pursuant to the Plan.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a) the Registration Statement;

         (b) the Plan;

         (c) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, as presently in effect;

         (d) a specimen certificate representing the Common Stock; and

         (e) copies of certain resolutions of the Board of Directors of the Company relating to the Plan, the Shares and related matters.

         Members of our firm are admitted to the practice of law in the State of Illinois, and we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution of such certificates, we are of the opinion that the Shares have been duly authorized by requisite corporate action by the Company, and, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                           Very truly yours,


                           /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)